SUB-ITEM 77H

                                  MFS INSTITUTIONAL TRUST

      As of June 30, 2004, the following entity beneficially owned more than 25% of any one fund's voting securities, thereby becoming a controlling entity(ies) of such fund:


                                                                  % OF
                                                                  SHARES

 FUND                       OWNER AND ADDRESS                     OWNED
                                                                 OF ENTIRE FUND

 MFS Emerging Equities Fund   American Express Trust Co TTEE      47.67%
                              Dakota Clinic Retirement Plans
                              733 Marquette Ave.
                              Minneapolis, MN  55402-2309


  MFS Emerging Equities Fund    SURDNA Foundation, Inc.             29.06%
                                Frederick F. Moon 111 Chairman
                                John Lynagh Secretary
                                Marc Devenoge CFO
                                330 Madison Avenue 30th Fl
                                New York NY  10017-5016


      As of June 30, 2004, the following entities no longer beneficially owned more than 25%of any one fund's voting securities, thereby ceasing to be a controlling entity of such funds:

 OWNER                                                   FUND
Hofstra University                            MFS Institutional Research Fund

National University                       MFS Institutional Mid Cap Growth Fund